As filed with the Securities and Exchange Commission
                         on December 8, 1998
      -----------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM S-3

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  MACE SECURITY INTERNATIONAL, INC.
      -----------------------------------------------------------------
           (Exact name of registrant as specified in charter)

           Delaware                                        03-0311630
      -------------------                               ---------------
       (State or other                                   (IRS Employer
        jurisdiction of                                   I.D. Number)
        incorporation)

                              160 Benmont Avenue
                          Bennington, Vermont 05201
                               (802) 447-1503
                            ---------------------
             (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                               Jon E. Goodrich
                           Chief Executive Officer
                      Mace Security International, Inc.
                              160 Benmont Avenue
                          Bennington, Vermont 05201
                                (802) 447-1503
      -----------------------------------------------------------------

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                Please send copies of all communications to:

                            Germaine Curtin, Esq.
                      Herzog, Engstrom & Koplovitz, P.C.
                                99 Pine Street
                            Albany, New York 12207
                                (518) 465-7581

Approximate date of commencement of proposed sale to the public:
After exercise of options; as early as ______________

If the only securities being registered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                     Calculation of Registration Fee
-------------------------------------------------------------------------------
                                                    Proposed
Title of                          Proposed          maximum
securities       Amount           maximum           aggregate     Amount of
to be            to be            offering price    offering      Registration
registered       registered<F1>   per share<F2>     price         Fee

Common Stock,    300,000          1.71875           $576,625      $143.34
par value
$0.01 share

===============================================================================

<F1> Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities
     Act"), this Registration Statement also covers such additional Common Stock, par value $0.01 per share (the "Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the July 14, 1998 Warrant Agreement between the Company and Armor Holdings, Inc.

<F2> Pursuant to paragraph (c) of Rule 457 of the General Rules and
     Regulations under the Securities Act, the filing fee has been calculated by using the average of the high and low sale price of such securities on the NASDAQ Stock Market on December 7, 1998, which date is within five business days prior to filing.


         FORM S-3 ITEM AND HEADING                LOCATION IN PROSPECTUS

I.    Forepart of the Registration Statement      Front Cover Page
      and Outside Front Cover Page of
      Prospectus

II.   Inside Front and Outside Back Cover         Inside Front Cover Page
      Pages of Prospectus

III.  Summary Information, Risk Factors and       The Company and Risk Factors
      Ratio of Earnings to Fixed Charges

IV.   Use of Proceeds                             Use of Proceeds

V.    Determination of Offering Price             Not applicable

VI.   Dilution                                    Not applicable

VII.  Selling Security Holders                    Selling Shareholder

VIII. Plan of Distribution                        Plan of Distribution

IX.   Description of Securities to be             Not applicable
      Registered

X.    Interests of Named Experts and Counsel      Legal Matters; Experts

XI.   Material Changes                            Not applicable

XII.  Incorporation of Certain Information by     Incorporation of Certain
      Reference                                   Documents by Reference

XIII. Disclosure of Commission Position on        Indemnification
      Indemnification for Securities Act
      Liabilities

                              Reoffer Prospectus
                   ---------------------------------------
                      MACE SECURITY INTERNATIONAL, INC.
                   ---------------------------------------
                                300,000 Shares
                                 COMMON STOCK
                         (Par Value $0.01 Per Share)
                   ----------------------------------------

         This Prospectus is being used in connection with the offering, from time to time, by Armor Holdings, Inc. (the "Selling Shareholder"), of shares of common stock, par value $0.01 per share, (the "Common Stock") of Mace Security International, Inc. (the "Company") which may be acquired pursuant to the exercise of the warrants (the "Warrants") granted pursuant to the July 14, 1998 Warrant Agreement (the "Agreement") between the Company and the Selling Shareholder. Currently, a Warrant to purchase 300,000 shares of Common Stock is held by the Selling Shareholder. The shares are issuable to the Selling Shareholder pursuant to and upon the exercise of the Warrant granted or to be granted under the Agreement. The Company will receive $1.25 per share for the shares issued upon the exercise of the Warrant. The Company will not receive any of the proceeds from the sale of the shares by the Selling Shareholder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholder in connection with the sale of the shares will be borne by it.

          The Company is not aware of any underwriting arrangements with respect to the sale by the Selling Shareholder of any of the shares offered herein.

          The issued and outstanding Common Stock of the Company is listed on The NASDAQ Stock Market ("NASDAQ"). Shares of Common Stock which may be issued upon exercise of the Warrant will also be listed on NASDAQ. On December 7, 1998 the last sale prices of the Common Stock on the NASDAQ was $1.75 per share. The shares may be offered by or for the account of the Selling Shareholder, from time to time, on NASDAQ or on any stock exchange on which the shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchaser of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring shares from the Selling Shareholder may sell such shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods. (See "Selling Shareholder" and "Plan of Distribution.")

          FOR INFORMATION CONCERNING THE COMPANY'S CURRENT FINANCIAL POSITION AND OTHER IMPORTANT FACTORS, SEE "RISK FACTORS" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

          THE PURCHASE OF SECURITIES BEING OFFERED HEREBY IS SUBJECT TO CERTAIN MATERIAL RISKS. SEE "RISK FACTORS".

--------------------------------------------------------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------
         THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.


            The date of this Prospectus is December 8, 1998.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Company's main office at 160 Benmont Avenue, Bennington, Vermont 05201, and the Company's reports and proxy statements may be inspected at such offices. The Company is an electronic filer and as such, its reports, proxy and information statements and other information filed electronically with the Commission may be obtained at the Commissions Web site located at http://www.sec.gov.

        A registration statement on Form S-3, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Commission, Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. (See also "Incorporation of Certain Documents by Reference.")

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Commission on April 15, 1998, and the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1997, as filed with the Commission on June 5, 1998.

        (b) The Company's Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 1997, as filed with the Commission on June 5, 1998, its Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 19, 1998 and its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998.

        (c) The description of the Company's securities contained in the Company's Registration Statement on Form SB-2 as filed with the Commission on November 12, 1993.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to the Corporate Secretary, Mace Security International, Inc., 160 Benmont Avenue, Bennington, Vermont 05201, telephone
(802) 447-1503.

                                 THE COMPANY

         Mace Security International, Inc. (the "Company") is a well known producer of less-lethal defense sprays for the Consumer market and a marketer of Consumer safety and security products.

         The original Mace(R) brand defense spray was developed in 1965 for use as a safe, effective, and humane deterrent against physical attack, but was sold primarily to the law enforcement market (by a third party unrelated to the Company) prior to late 1987, when the Company was established and acquired an exclusive license to market products for the civilian consumer market (the "Consumer market") under the Mace(R) brand name in the continental United States. Although not actively promoted in the Consumer market, therefore, until 1988, the Mace(R) brand registered trademark has become one of the country's most widely recognized brand labels.

         In March 1994, the Company acquired substantially all of the assets, and assumed certain of the liabilities of, the Federal Laboratories division of TransTechnology Corporation. As a result of that acquisition, the Company became a leading manufacturer and distributor of tear gas grenades, projectiles and sprays to law enforcement, correctional, military and certain governmental agencies worldwide (the "Law Enforcement market"). The Law Enforcement division offered a full line of chemical munitions and accessories designed for outdoor crowd distribution and confined area use as well as for riot and barricade situations.

     On July 14, 1998, the Company consummated the sale of substantially all of the assets of the Law Enforcement division to a subsidiary of Armor Holdings, Inc. (the "Selling Shareholder.") Pursuant to the terms of the April 2, 1998 Purchase Agreement executed by the Company and the Selling Shareholder and its subsidiary, the Company sold all of the inventory, fixed assets and intangibles of the division and granted the Selling Shareholder a 99 year paid-up license (the "License Agreement") to exploit the Mace(R) brand and other related trademarks in the Law Enforcement market only. The assets of the Law Enforcement division constituted a substantial part of the Company's assets.

         In connection with the July 14, 1998 transaction, the Company also issued to the Selling Shareholder warrants to purchase 300,000 shares of Common Stock of the Company with a term of three years and an exercise price equal to $1.25 per share. This prospectus relates to the offering of the Common Stock underlying such Warrants.

          Mace Anti Crime Bureau, Inc. ("MACB"), an extension of the Consumer division and a wholly owned subsidiary, was formed in 1998 to hold the assets of the Company's Mace Anti Crime Bureau division. This division developed and is currently marketing the MaceCash(TM) dye pack system , as well as other related security products, to the financial community and other customers that have a need to secure their products, such as jewelry carriers.

         The Company has recently launched its franchise program for Mace Security Centers(TM) and has sold two franchises, one in South Africa and one in Chile.

         The Company's long term goal is to maximize shareholder value. The Board of Directors will consider all opportunities to do so, including, but not limited to, generating growth in the Consumer market through franchising of Mace Security Centers(TM), product diversification, potential acquisitions or dispositions, strategic alliances, stock issuances and/or restructuring management.

Products and Lines of  Merchandise

         The Company designs, markets and sells its Consumer product line for use in protection of the home and automobile, and for personal and child protection. These products include a line of personal alarms, whistles, window and door security alarms and defense sprays. The Mace Security Centers(TM) offer a wider range of out-sourced products, including some home security systems, child monitors, cellular phones and pagers and other security devices.

         In 1997, MACB completed product development of a highly cost competitive "dye-pack" used by financial institutions for robbery protection. It was introduced to trade shows in the fall of 1997 as "MaceCash(TM)". MACB is also in the process of developing other safeguard devices for use by financial institutions and armored cars in the physical transportation of cash and by other customers for the physical transportation of other valuables, such as jewelry. Other services provided by MACB to financial institutions are state-of-the-art training videos and crisis response materials.

Distribution/Market Segments for Security Products and Services

         Distribution of the Company's Consumer products and services is aimed at the Consumer market.

         The Company's sales efforts are coordinated by in-house sales and support personnel dealing with a network of manufacturers' representatives and buyers for a variety of distributors and retail accounts.

          The Company is attempting to expand its distribution channels through the sale of franchises of its Mace Security Centers(TM) retail stores. The Company has sold two franchises, one in South Africa and one in Chile.

         MACB's market includes financial institutions and related businesses throughout the world. Sales efforts for MaceCash(TM) in the domestic market are expected to be conducted through direct marketing and the use of independent sales representatives and distributors as well as exhibition at national trade shows and advertisement in trade publications. International marketing efforts are expected to be conducted primarily through independent distributors.

Consumer Market

         The Company's in-house sales and support staff work with a nationwide network of manufacturers' representative groups and sells directly to wholesale distributors and directly to certain large retail accounts. Mail order and specialty accounts are also generally handled directly by the Company.

         The Company's Consumer market includes mass merchants/department stores, consumer catalogues and guns/sporting goods, hardware, auto, convenience, and drug stores. Each market category is reached through dedicated in-house sales managers, and/or through manufacturers' representatives. Market categories are also reached through catalogue, magazine and trade publication advertising and promotion at industry trade shows.

         The Company has realized limited success in exporting its Consumer product line.

         The Company is incorporated in Delaware, and its principal executive offices are located at 160 Benmont Avenue, Bennington, Vermont 05201. The telephone number is (802) 447-1503.

                                 THE OFFERING

Securities Offered                   300,000 Shares of Common Stock,
by Selling Shareholder...........    par value $.01 per share

Common Stock Outstanding.........    6,825,000 Shares <F1>

NASDAQ Symbol...................     MACE <F2>

---------------------

<F1>     Does not include 630,000 shares of Common Stock reserved for issuance pursuant to the Mace Security International, Inc. Non-Qualified Stock Option Plan under which securities offered pursuant to the June 9, 1997 Prospectus were or are to be issued, 60,000 warrants issued in connection with the acquisition of the assets of Kindergard Corporation, or the Warrant issued to the Selling Shareholder.

<F2>     Listing on NASDAQ  provides no  assurance  that an active and liquid trading  market for the Common Stock will be maintained.


                                   Proceeds

         All of the proceeds of the offering will be received by the Selling Shareholder. (See "Use of Proceeds").


                                 Risk Factors

         Investment in the shares involves a high degree of risk. (See "Risk Factors".)

                                 RISK FACTORS

         Prospective investors, prior to purchasing any shares offered hereby, should consider carefully the specific factors set forth below, as well as the other information regarding the Company appearing elsewhere in this Prospectus.

Voting Control by Existing Stockholders

         Jon E. Goodrich, the Company's President and CEO owns approximately 33 percent of the Company's outstanding stock. Separately, the Company is aware that two other individuals, David Nagelburg and Ronald Heller each own approximately 9.9 percent of the Company's outstanding stock. Consequently, while such persons are not acting as a group, they have a great deal of influence over the affairs of the Company, including the election of Board members and the ability to enter into transactions with their affiliates and related parties and approve or prevent any proposed merger, sale of assets or other business combination.

Financial Performance; Lack of Profitability

Other than a nominal profit from both continuing and discontinued operations for the fiscal quarter ended September 30, 1998, the Company has not reported a profitable quarter since the quarter ended June 30, 1997. The Company has not had a profitable fiscal year since 1993. The Company has recently sold its Law Enforcement division which constituted approximately 64 % of the Company's sales. The Company has not been able to proportionally reduce its overhead following the sale of its Law Enforcement division due to fixed rent and other facility related expenses that are no longer needed.

Safety; Product Liability

         Although the Company has not been held liable for any permanent physical injury caused by the Company's defense sprays, the Company is the subject of several claims of injury and death allegedly resulting from its defense sprays. The Company does not anticipate that any of these claims will result in the payment of damages in excess of the Company's insurance coverage. Furthermore, the Company understands that the Federal Justice Department is studying the role that pepper defense sprays, other than those sold by the Company, may have had in the deaths of suspects sprayed by law enforcement personnel. Furthermore, the Company is aware of several claims that defense sprays used by law enforcement personnel resulted in deaths of prisoners and of suspects in custody. Moreover, the Company believes that the efficacy of defense spray products is affected by the target's size, state of rage, degree of intoxication and tolerance for pain, and includes comments to that effect in product packaging. The Company believes that the increasing use of defense sprays by the public and law enforcement could, in the future, lead to additional product liability claims.

          The Company maintains product liability insurance which covers the Company and its dealers against certain product liability claims. However, there is no assurance that the Company's insurance coverage will be adequate in the event of a valid claim, or that publicity surrounding such claims might not adversely affect the Company.

         Although the Company is not aware of any substantial claim of permanent personal injury from its products, the Company is aware of recent reports of incidents in which, among other things, defense sprays have been mischievously or improperly used, in some cases by minors, have not been instantly effective or have been ineffective against enraged or intoxicated individuals. Incidents of this type, or others, could give rise to product liability or other claims, or to claims that past or future advertising, packaging or other practices should be, or should have been, modified, or that regulation of products of this nature should be extended or changed.

Dependence on Continued Demand for Defense Sprays

         Sales of defense sprays to the Consumer market accounted for over 24% of the Company's total sales from continuing operations in 1997. Accordingly, despite the marketing of new security products internally developed or obtained through acquisition, any significant decreased demand in the defense spray market, whether due to negative publicity, government regulation, law enforcement policies or otherwise, could have a material adverse effect on the Company's results of operations

Media Coverage

         The Company believes that negative media coverage of defense sprays, including stories questioning the safety or efficacy of defense sprays (such as, for example, the effect of the target's size, state of rage or degree of intoxication and tolerance for pain), may have a material adverse effect on sales. Furthermore, the Company believes that its sales could also be adversely affected by a decline in media coverage of violent crime.

Regulation

         The distribution, sale, ownership, and use of Consumer defense sprays are legal in 50 states and the District of Columbia. On January 1, 1996, California eased restrictions on the sale of defense sprays. On November 1, 1996, New York lifted an overall ban on defense sprays, allowing for the sale of oleoresin capsicum (oc) only in licensed pharmacies and licensed gun stores. Massachusetts requires both users and sellers to be licensed. Wisconsin allows the sale of oc pepper sprays only and they must be sold from behind a counter or under glass. Michigan does not permit sales of chloroacetephenane (CN) sprays. Nevada permits sales of orthocholorobenzalmalononitrite (CS) sprays only. Sales to minors are restricted in many states. There can be no assurance, however, that broader, more severe restrictions will not be enacted that would have and adverse impact on the Company's financial condition.

Environmental Matters

         Some of the Company's manufacturing operations currently incorporate particular compounds, the use and emission of which is regulated by various state and federal environmental protection agencies, including the Environmental Protection Agency. The Company believes that it is in compliance with all state and local statutes governing the disposal of such hazardous material through its contract with a licensed hazardous material disposal company. If, for any reason, there are any changes in environmental permit or regulatory requirements, or if the Company fails to comply with the permit and regulatory requirements, including those relating to the disposal of hazardous materials, such factors may restrict the Company's ability to continue or expand certain of its operations and may result in a material adverse effect on the Company's business and financial condition.

Mace Trademark Protection

         An essential part of the Company's business strategy has been to capitalize on, promote heavily, and enhance the public's awareness and confidence in the Mace(R) brand trademark. The Company relies on the trademark laws to protect its proprietary rights to the Mace(R) trademark and monitors and takes action to protect its interest in the Mace(R) trademark. The Company provides notice to persons that the Company is aware are using the Mace(R) trademark improperly or using it without authority and notifies such users of the Company's willingness to take legal action for continued unauthorized use. All of the Company's distributors are authorized to use the Mace(R) brand trademark for advertising. The Company is not aware of any competitors repeatedly misusing the Mace(R) trademark. There can be no assurance, however, that the efforts taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation or that the frequent use of the Mace(R) trademark by the public as an encompassing description of defense sprays will not jeopardize its proprietary status. In addition, although the Company has registered its Mace(R) trademark in certain international markets, protection of such marks outside the United States may raise legal and practical difficulties and there can be no assurance that the Company will be successful in enforcing rights in international markets. The Company hopes that the license to the Selling Shareholder to use the Mace(R) trademark on products sold to the Law Enforcement market will continue the high profile and market recognition and enhance the value of the Mace(R) brand name.

Competition

         Domestically, the Company faces intense competition as there continues to be a large number of companies marketing defense sprays to consumers. While the Company continues to offer defense spray products that Management believes distinguish themselves through brand name recognition, product features and formulations and research and development, the Consumer market has experienced a sales decline for these products. The Company attributes this decline not only to strong competition, but also to lower demand in general.

Dividends

         The Company does not anticipate paying dividends in the foreseeable future. If and when any dividends are paid, over 39% of all dividends paid to stockholders would inure to the members of management, assuming the percentage of ownership of the Common Stock remains constant.

Shares Eligible for Future Sale

         The Company has 6,825,000 shares of Common Stock outstanding of which 1,725,000 were issued in the Company's initial public offering, 241,300 were gifted by founding stockholders, 580,000 shares were issued to TransTechnology Corporation in connection with the acquisition of the assets of the Federal Laboratories division, and 20,000 shares were issued to a former president. The Company has an additional 11,175,000 shares of Common Stock available for issuance of which 630,000 shares are subject to issuance upon exercise of options granted pursuant to the Mace Security International, Inc. Non-Qualified Stock Option Plan (the "Plan"), 300,000 shares for the exercise of the Warrant by the Selling Shareholder, and 60,000 shares for the exercise of a warrant issued in conjunction with the acquisition of the assets of Kindergard Corporation.

         Shares issued upon exercise of the Kindergard Warrant and options granted under the Plan, shares of outstanding Common Stock that were not sold to the public in the initial public offering, or that have not been previously sold pursuant to Rule 144 or that will not be issued pursuant to the Plan, will be available for public sale if registered or sold pursuant to an exemption from registration, including Rule 144 or Rule 144A promulgated under the Securities Act, which governs sales of restricted securities.

         Sales of substantial amounts of the Common Stock in the public market, or the availability of substantial amounts of the Common Stock for such sale, could adversely affect the prevailing market price of the shares.

Certain Provisions in the Certificate of Incorporation which Inhibit Takeovers

     The Company's Certificate of Incorporation and by-laws provide for "blank check" preferred stock, with certain restrictions. The ability of the Company to issue or undertake to issue shares of such preferred stock, without further shareholder approval, may inhibit a change in control of the Company if, for example, the Company may issue rights to acquire, or securities convertible into, Common Stock or other securities of the Company or of a potential acquirer. In such event, the cost to a potential acquirer to purchase a majority or more of the Common Stock would increase significantly and may deter a potential acquirer from offering a premium price of shares of Common Stock. However, the by-laws presently prohibit the conversion of preferred stock into Common Stock at less than 80% of the fair market value of the Common Stock on the date of issuance, among other things.

         The Company is subject to Section 203 of the Delaware General Corporation Law which prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three (3) years, unless approved in a prescribed manner.

Ability to Issue Additional Shares

         The 10,185,000 authorized and unreserved shares of Common Stock available for issuance may be issued from time to time upon authorization of the Board of Directors, without further approval by the shareholders unless required by applicable law. The issuance of such shares of Common Stock by the Company would, and the issuance of the 2,000,000 available shares of preferred stock may, result in the dilution of the voting power of the shares of Common Stock purchased in this Offering.

Possible Volatility of Stock Price

         The equity markets have, on occasion, experienced significant price and volume fluctuations which have affected the market price for many companies' securities and which have been unrelated to the operating performance of these companies. Furthermore, the results of operations of the Company in recent years has also negatively imparted the market price for the Company's securities. The Company's Common Stock was initially offered to the public at $5.50 per share in November 1993. It has traded for as little as $.8125 per share. The closing sales price for the Common Stock on December 7, 1998 was $1.75. Any further fluctuations could have a material adverse affect on the market price of the Common Stock.

                               USE OF PROCEEDS

     The Shares which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Shareholder. Accordingly, the Company will not realize any proceeds from the sale of the Shares. The Company, however, will derive net proceeds of approximately $375,000 if the Warrant is exercised in full for all the shares available under the Warrant. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if the Warrant will be exercised for any or all of the Shares covered by the Warrant. (See "Selling Shareholder" and "Plan of Distribution.")

                             SELLING SHAREHOLDER

         The Selling Shareholder is Armor Holdings, Inc., a Delaware corporation with principle offices at 13386 International Parkway, Jacksonville, Florida 32218. The number of Shares offered for the Selling Shareholder's account is 300,000. Since July 1998, Jonothan Spiller, the chief financial officer of the Selling Shareholder is a director of Mace Trademark Corp., a subsidiary corporation of the Company. After completion of the offering, assuming that all Shares offered pursuant to this Prospectus are sold, the Selling Shareholder will own 300,000 shares of the Company's common stock or approximately 4%.

                             PLAN OF DISTRIBUTION

        The sales of the Shares by the Selling Shareholder may be effected, from time to time, on NASDAQ or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Selling Shareholder and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

     Any broker-dealer acquiring Shares from the Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the NASDAQ Stock Market, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

        The Company has advised the Selling Shareholder that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has made available to the Selling Shareholder copies of these rules, and has informed the Selling Shareholder of the possible need for them to deliver copies of this Prospectus in connection with their resales of the shares. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

        Upon the Company's being notified by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

        Any shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

        There can be no assurance that the Selling Shareholder will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                               INDEMNIFICATION

         The Company's Certificate of Incorporation and By-laws as amended, contain provisions that provide for the indemnification of its Directors and officers to the fullest extent permitted by law. The Company's Certificate of Incorporation also contains a provision that limits the personal liability of its Directors to the Registrant or its shareholders to the fullest extent permitted by law.

         In addition, the Company maintains insurance against certain liabilities incurred by Directors and officers of the Company while serving in their capacities as such.

         Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to indemnification of directors, officers, employees and agents of a Delaware corporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   EXPERTS

         The balance sheet as of December 31, 1997 and the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports of Urbach Kahn & Werlin, PC ., independent accountants, given on the authority of the firm as experts in accounting and auditing.

The balance sheet as of December 31, 1996 and the statements of operations, stockholders' equity, and cash flows for each of the year ended December 31, 1996, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports PricewaterhouseCoopers LLP., independent accountants, given on the authority of the firm as experts in accounting and auditing.

                                LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed upon for the Company by Herzog, Engstrom & Koplovitz, P.C., 99 Pine Street, Albany, New York 12207.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee-Securities and
 Exchange Commission                                           $   143.34

Accounting Fees and Expenses                                   $    4,100 <F1>

Legal Fees and Expenses                                        $    5,000 <F1>

Miscellaneous Expenses                                         $    1,000 <F1>

TOTAL                                                          $10,243.34 <F1>

<F1> Estimated

All of the foregoing estimated expenses are being borne by Mace Security International, Inc. (the "Registrant").

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

         A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrants' By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law and requires advancement of expenses.

         Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law,
(3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of are, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

         The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 16.  EXHIBITS

(a) Exhibits

         The following exhibits are filed as part of this Registration
Statement:

2.1 Warrant granted to Armor Holdings, Inc. in connection with the acquisition by its subsidiary of the assets of Registrant's Law Enforcement division. *


4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i)2filed with Registrant's registration statement on Form SB-2 (33-69270)that was declared effective on November 12, 1993.)

4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 3(ii)2 filed with Registrant's registration statement on Form SB-2 (33-69270)that was declared effective on November 12, 1993 and to Exhibit3(ii)(3) filed with the Registrant's Form 10-KSB for the fiscal year ended December 31, 1995).

5.1 Opinion of Herzog, Engstrom & Koplovitz, P.C. as to the validity of the Common Stock being registered. *


10.63 Purchase Agreement between the Company and Armor Holdings, Inc. and its subsidiary dated April 2, 1998 (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.64 Fairness Opinion relating to the sale of substantially all the assets of the Law Enforcement division to Armor Holdings, Inc. (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.65 Warrant granted by the Company to Armor Holdings, Inc. dated July 14, 1998. (The document is filed herewith as Exhibit 2.1)

23.1 Consent of Herzog, Engstrom & Koplovitz, P.C. (appears in their opinion filed as Exhibit 5.1)

23.2 Consent of Urbach Kahn & Werlin, PC, Independent Certified Public Accountants. *

23.3 Consent of PricewaterhouseCoopers, LLP, Independent Certified Public Accountants. *

-------------------------

* Filed herewith

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bennington, State of Vermont, on December 8, 1998.

                      MACE SECURITY INTERNATIONAL, INC.

                      By:  /s/ Jon E. Goodrich
                      ------------------------------------
                      Jon E. Goodrich
                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                 Title                              Date


/s/ Jon E. Goodrich        President, Chief Executive         December 7, 1998
---------------------      Officer and a Director
Jon E. Goodrich            (Principal Executive Officer)


/s/ Marvin P. Brown        Chairman of the Board              December 7, 1998
---------------------
 Marvin P. Brown


/s/ Mark A. Capone         Chief Financial Officer            December 7, 1998
--------------------
Mark A. Capone


/s/ Neil Campolungo        Director                           December 7, 1998
---------------------
Neil Campolungo


/s/  R. David Garwood      Director                           December 7, 1998
---------------------
R. David Garwood



/s/ Lewis Cohen            Director                           December 7, 1998
---------------------
Lewis Cohen



/s/ Howard Edelman         Director                           December 7, 1998
---------------------
Howard Edelman

                              INDEX TO EXHIBITS


Sequential                                                                Page
Exhibit       Description                                               Number
----------    ----------------                                          ------


2.1           Warrant   granted  to  Armor   Holdings,   Inc.  in           20
              connection   with  the acquisition by  its  subsidiary
              of  the  assets  of  Registrant's   Law Enforcement
              division. *

4.1           Certificate of Incorporation of the Registrant
              (incorporated by reference to Exhibit 3(i)2 filed with Registrant's registration statement on Form SB-2
              (33-69270)that was declared effective on November 12, 1993.)

4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 3(ii)2 filed with Registrant's registration statement on Form SB-2 (33-69270)that was declared effective on November 12, 1993 and to Exhibit3(ii)(3) filed with the Registrant's Form 10-KSB for the fiscal year ended December 31, 1995).

5.1           Opinion of Herzog, Engstrom & Koplovitz, P.C. as to the       29
              validity of the Common Stock being registered. *


10.63         Purchase Agreement between the Company and Armor
              Holdings, Inc. and its subsidiary dated April 2, 1998 (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.64 Fairness Opinion relating to the sale of substantially all the assets of the Law Enforcement division to Armor Holdings, Inc. (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.65         Warrant granted by the Company to Armor  Holdings,  Inc.      20
              dated July 14, 1998. (The document is filed herewith as Exhibit 2.1)

23.1          Consent  of  Herzog,  Engstrom  &  Koplovitz,  P.C.
              (appears in their opinion filed as Exhibit 5.1)

23.2          Consent of Urbach  Kahn & Werlin,  PC,  Independent           30
              Certified Public Accountants. *

23.3          Consent of  PricewaterhouseCoopers,  LLP, Independent         31
              Certified Public Accountants. *

* Filed herewith

EXHIBIT 2.1

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


                                   WARRANT

                         To Purchase Common Stock of

                      MACE SECURITY INTERNATIONAL, INC.

                  THIS IS TO CERTIFY THAT ARMOR HOLDINGS, INC., or registered assigns ("Holder"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Mace Security International, Inc., a Delaware corporation (the "Company"), 300,000 shares (the "Warrant Stock") of its common stock, par value $.01 per share (the "Common Stock") subject to adjustment as provided herein, in whole or in part, including fractional parts, at a purchase price of $1.25 per share, all on and subject to the terms and conditions hereinafter set forth.

                  1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company, divided by the number of fully diluted outstanding shares of Common Stock, as determined by a nationally recognized investment banking firm, at the expense of the Company, selected by the Holder and reasonably acceptable to the Company.

                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Closing Date" means July 14, 1998.

                  "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, if there shall not then be a public market for the Common Stock, the Appraised Value per share of Common Stock at such date, or if there shall then be a public market for the Common Stock, the average of the daily market prices for 20 consecutive Business Days commencing 30 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sales take place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., or (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business.

                  "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $1.25 per share.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" means the third anniversary of the Closing Date or such later date to which the Expiration Date has been extended pursuant to the terms hereof.

                  "GAAP" means generally accepted accounting principles in the United States of America as from time to time in effect.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

                  2.       Exercise Of Warrant.

                  2.1. Manner of Exercise. From and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, such other name as shall be designated in the notice in accordance with Section 3.1 hereof. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of Holder, appropriate notation may be made on his Warrant and the same returned to Holder.

                           Payment of the Warrant  Price may be made at the
option of Holder by: (i) certified or official bank check, or (ii) the surrender and cancellation of a shares of Common Stock for which this Warrant is exercisable, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock at the time of exercise of the Warrant.

                  2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, be fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all transfer, stamp or similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof. The Company shall not be required, however, to pay any or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

                  2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall adjust the number of shares issuable upon exercise downward to the nearest whole number of shares of Warrant Stock and refund the Warrant Price to the extent of such adjustment; provided, however that with respect to the final exercise of this Warrant, the Company shall pay a cash adjustment in respect of any such final fractional share in an amount equal to the Current Market Price per share of Common Stock on the date of exercise.

                  3. Transfer, Division and Combination. The Warrant and the Warrant Stock shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws. The Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                  4. Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as follows:

                  4.1. Capital Adjustments. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price for the period following such event shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by
(B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

                  4.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.2 common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  4.3. General. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  5.       Notices to Warrant Holders.

                  5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.2) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to Holder in accordance with Section 14.2. The Company shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by Holder or any prospective purchaser of this Warrant designated by Holder.

                  5.2.     Notice of Corporate Action.  If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 15 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
Section 14.2.

                  5.3. Notice to Stockholders. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

                  6. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                  7. Reservation and Authorization of Common Stock:
Registration With Approval of Any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                  8. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the Holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such Holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  9.  Registration Rights.

                  (a) As soon as the Company is eligible to do so, but in no event later than 180 days from the Closing Date, the Company shall file a registration statement with the Commission to register the Warrant Stock issuable upon the exercise of the Warrant for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, covering all of the Warrant Stock. Such registration statement shall be on Form S-3 under the Securities Act, if such Form is then available for use by the Company, or another appropriate form that is available to the Company permitting registration of such Warrant Stock for resale by the Holder in the manner or manners reasonably designated by the Holder (including, without limitation, one or more underwritten offerings). The Company shall use its best efforts to prosecute the registration (the "Registration") of the Warrant Stock pursuant to the Securities Act. The Company shall use its best efforts to cause the Warrant Stock to be registered as soon as practicable after the filing of the registration statement relating to such Warrant Stock, but in no event later than 180 days after the filing of such registration statement. The Holder shall reasonably cooperate with the Company to provide all such necessary information as shall be required by the Company to file the registration statement relating to the Registration. In addition, Company shall use its best efforts to list, the Warrant Stock on NASDAQ or on such other securities exchange as the shares of Warrant Stock may then be listed. Company shall maintain the prospectus relating to the Warrant Stock effective for so long as the Holder desires to dispose of the Warrant Stock, not to exceed a period of three years from the date that the registration statement was declared effective by the Commission.

                  (b) The Company shall provide a transfer agent and registrar for the Warrant Stock, not later than the effective date of such registration.

                  (c) All expenses in connection with the preparation and filing of a registration statement filed pursuant to Sections 9.1 shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Warrant Stock, and any underwriting discounts and selling commissions applicable solely to such sales of Warrant Stock, which shall be paid by the Holder.

                  (d) The Company shall use its best efforts to cause all of the shares covered by such registration statement to be listed on such securities exchange as the Common Stock, or similar shares, is then listed for trading, if the listing of such registered shares is permitted by such exchange.

                  (e) Following the effective date of such registration statement, the Company shall, upon the request of the Holder, forthwith supply such number of prospectuses (including exhibits thereto and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Warrant Stock.

                  (f) To the extent the Company elects to use an underwriter, the Holder may select the underwriter or underwriters, if any, who are to undertake any offering and distribution of the Warrant Stock to be included in the registration statement filed hereunder, subject to the Company's prior approval of the underwriter, which approval shall not be unreasonably withheld. In no event will any securities to be sold by the Company be excluded from such registration by reason of any underwriters' cut-backs unless the Company has agreed in writing thereto with the underwriter.

                  (g) The Company shall use its best efforts to register the Warrant Stock covered by any such registration statements filed pursuant to
Section 9.1 under the securities or Blue Sky laws of up to five states in addition to those in which the Company would otherwise sell shares, as the Holder shall request, except that neither the Company nor the Holder shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The fees and expenses incurred in connection with such registration shall be borne by the Company.

                  (h) The Holder shall cooperate fully with the Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act. The Company shall cooperate fully with any underwriters selected by the Holder and counsel to such underwriters, and shall provide reasonable and customary access to the Company's books and records (upon receipt from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters' review and examination of the Company in connection with such underwriting.

                  (i) The Company shall promptly notify the Holder, at any time after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Holder shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of the Holder prepare and furnish the Holder as promptly as practicable, but in any event within 90 days, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (j) The Company shall furnish to the Holder at the time of the disposition of the Warrant Stock, a signed copy of an opinion of the Company's regular in-house or outside general counsel, or other counsel of the Company's selection reasonably acceptable to, and which opinion shall be reasonably satisfactory in form and substance to, the Holder to the effect that: (a) a registration statement covering such Warrant Stock has been filed with the Commission under the Securities Act and has been declared effective by order of the Commission, (b) said registration statement and prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, and nothing has come to such counsel's attention (after due inquiry) which would cause such counsel to believe that either said registration statement or such prospectus (other than the financial statements contained therein, as to which such counsel need not express any opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading, (c) such counsel knows of no legal or governmental proceedings required to be described in such registration statement or prospectus which are not described as required, or of any contracts or documents of a character required to be described in such registration statement or such prospectus to be filed as an exhibit to such registration statement or to be incorporated by reference therein which are not described and filed as required and (d) to such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to the Holder).

                  (k) The Company will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any of the Company's Common Stock held by the Holder. The Company will also cooperate with the Holder in supplying such information and documentation as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Company's Common Stock held by the Holder.

                  (l) Until such time as a registration statement relating to all of the Warrant Stock has been declared effective by the Commission, the Company shall not grant to any third party any registration rights more favorable than those contained in this Section 9 sooner than 90 days after the effectiveness of a registration statement covering all of the shares of Warrant Stock. In the event that any such registration shall fail to remain effective (or a stop order shall be entered with respect thereto) while any of the Warrant Stock remain unsold, the provisions of this Section 9(l) shall become applicable once again.

                  10. Supplying Information. The Company shall cooperate with Holder and each Holder of restricted Warrant Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or restricted Warrant Stock.

                  11. Loss or Mutilation. Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the original Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                  12. Financial and Business Information. The Company will file on or before the required date including applicable extensions all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities
Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed. At any reasonable time and at reasonable intervals, the Company shall permit any holder of Warrants or Warrant Stock and any authorized agent or representative thereof to (a) visit the properties of the Company and any of its subsidiaries and (b) discuss and review the affairs, finances and accounts of the Company and any of its subsidiaries with any of their respective officers or directors, but only to the extent such information is not confidential.

                  13. Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  14.      Miscellaneous.

                  14.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  14.2. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given three days after being sent by registered or certified mail, return receipt requested, or when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine confirmation report thereof, addressed, as the case may be, to the Holder at 13386 International Parkway, Jacksonville, Florida 32218, Attention: Mr. Jonathan M. Spiller, Facsimile No. 904-741-5403 with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention:
Robert L. Lawrence, Esq., Facsimile No. (212) 245-3009; or to the Company at 160 Benmont Avenue, Bennington Vermont 05201, attention: Mark Capon, Facsimile No. 802-442-3823; with a copy to Herzog Engstron & Koplovitz, 99 Pine Street, Albany, New York 12217, attention: Germaine Curtin, Esq., Facsimile No. (518) 437-9276, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

                  14.3. Indemnification. The Company agrees to indemnify and hold harmless Holder, its directors, partners, officers and employees, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Stock was registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Warrant Stock, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration, and will reimburse the Holder and its respective directors, officers or employees, for any legal or other expenses reasonably incurred by any such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have arisen out of or to have been based upon the Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrant Holder of the Company. For purposes of this Section 16, the term Holder shall be deemed to include each of the affiliates of the Holder.

                  Promptly after receipt by a Person entitled to indemnification under this Section 14.3 (for purposes of this Section 14.3, an "Indemnified Party") of notice of the commencement of any action or claim as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such action or claim, but the failure to so notify the Company will not relieve it from any liability which it may have to any Indemnifying Party otherwise than pursuant to the provisions of this Section 14.3 and shall also not relieve the Company of its obligations under this Section 14.3, except to the extent that the Company is damaged solely as a result of the failure to give timely notice.

                  If the indemnification provided for in Section 14.3 hereof would be available based upon the language of this Section 14.3 but is unavailable to the Indemnified Party, as hereinafter defined, in respect of any losses, claims, damages or liabilities referred to herein, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Company as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other from the offering of the Warrant Stock, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions, as well as any other relevant equitable considerations.

                  The indemnity and contribution agreements contained in this
Section 14.3 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company or the consummation of the sale or successive resales of the Warrant or Warrant Stock.

                  14.4. Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

                  14.5. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and Holder.

                  14.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  14.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  14.8. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflict of laws. The Company hereby irrevocably consents to the jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. Within 30 days after such mailing, the Company so served shall appear or answer to such summons, complaint or other process. Should the Company so served fail to appear or answer within said 30-day period, the Company shall be deemed in default and judgment may be entered by the Holder against the Borrower for the amount as demanded in any summons, complaint or other process so served.

                  IN WITNESS WHEREOF, Mace Security International, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.


Dated: July 14, 1998

                                       MACE SECURITY INTERNATIONAL, INC.


                                       By: /s/Jon E. Goodrich
                                           --------------------
                                           Name: Jon E. Goodrich
                                           Title: CEO

EXHIBIT 5.1

                                 LAW OFFICES
                      HERZOG, ENGSTROM & KOPLOVITZ, P.C.
                       CAPITAL CENTER   99 PINE STREET
                         ALBANY, NEW YORK 12207-3163
                         e-mail: herzog@herzoglaw.com


TELEPHONE                                                        TELECOPIER
(518) 465-7581                                                (518)462-2743


Mace Security International, Inc.
160 Benmont Avenue                                         December 7, 1998
Bennington, VT 05201

Greetings:

         We have acted as your counsel in connection with the preparation of registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 300,000 shares of common stock, par value $.01 per share (the "Common Stock") underlying the warrant granted to Armor Holdings Inc. in connection with the purchase by its wholly-owned subsidiary of the assets of the Company's Law Enforcement division (the "AHI Warrant").

    We have examined the Company's Certificate of Incorporation, the Company's By-Laws, as amended, the minutes of the Company's meetings with the Board of Directors, the minutes of the Company's meetings of shareholders, and the AHI Warrant and have made such examinations as we have deemed relevant for the limited purpose of this opinion. The opinion expressed below is based on the foregoing examinations as of the date of this opinion and, notwithstanding anything herein to the contrary, specifically excludes any opinion with respect to the registration, or exemption from registration, of the Common Stock in compliance with, and the transferability of shares of Common Stock under, federal or state securities laws.

    We advise you that in our opinion, the 300,000 shares of Common Stock to be issued upon the exercise of the AHI Warrant are duly authorized and, upon payment in full of the exercise price therefore, will be validly issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                       Very Truly Yours,

                                       Herzog Engstrom & Koplovitz, P.C.

EXHIBIT 23.2

Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1998 on our audit of the consolidated financial statements of Mace Security International, Inc. and subsidiaries as of December 31, 1997, and for the year then ended, which appears on page F-2 of the annual report on Form 10-KSB of Mace Security International, Inc. for the year ended December 31, 1997, and to the reference to our firm under the caption AExperts@ in the prospectus.




                                                /s/ URBACH KAHN & WERLIN PC




Albany, New York
December 7, 1998

EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Mace Security International, Inc.


We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 0-22810) of our report dated March 25, 1997, except for
Note 7, for which the date is April 14, 1997, on our audit of the financial statements and financial statement schedules of Mace Security International, Inc. as of December 31, 1996, which is included on Form 10KSB of the registrant. We also consent to the reference to our firm under the caption "Experts".





                                                  PricewaterhouseCoopers LLP

Albany, New York
December 7, 1998